SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _______)

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Quaker Investment Trust

(Name of Registrant as Specified in Its Charter)

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QUAKER INVESTMENT TRUST

QUAKER CORE EQUITY FUND
QUAKER SMALL CAP-GROWTH FUND
QUAKER CORE VALUE FUND

309 Technology Drive
MALVERN, PA 19355

INFORMATION STATEMENT

This Information Statement is being furnished on behalf of the Board of Trustees (“Trustees” or “Board”) of the Quaker Investment Trust (the “Trust”) to provide shareholders of the Quaker Core Equity Fund, Quaker Small-Cap Growth Fund, and Quaker Core Value Fund (each a “Fund” and collectively, the “Funds”) with information concerning the upcoming liquidation and dissolution (each a “Liquidation” and collectively, the “Liquidations”) of each Fund. Each Liquidation was approved by the Board of the Trust and majority shareholders1 of the Funds in accordance with the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), the Securities Exchange Act of 1934, and the Trust’s Amended and Restated Declaration of Trust.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about April 7, 2008 to shareholders of record of the Funds as of March 31, 2008.

INTRODUCTION

The Board, including a majority of the Trustees who are not “interested persons” of the Trust under the 1940 Act (“Independent Trustees”), and the majority shareholders of each Fund have approved the Liquidations. As discussed later in this Information Statement, the Board carefully considered the matter and concluded that the approval of the Liquidations were in the best interests of each Fund and its shareholders.

The Board also unanimously approved Plans of Liquidation and Dissolution (each a “Plan” and collectively, the “Plans”) for each Fund, a form of which is attached as Exhibit A to this Information Statement. The Plans will govern the Liquidations. Under each Plan, a Fund’s assets will be liquidated at market prices and on such terms and conditions as the Board determines to be reasonable and in the best interests of the Fund and its shareholders in light of the circumstances in which they are sold. After satisfactory resolution of any claims pending against the Fund and the payment of, or provision for, all of the Fund’s expenses, the Fund’s remaining assets will be distributed to the Fund’s shareholders on a pro rata basis in liquidation of the Fund. As of the date of this Information Statement, there are no claims pending against the Funds. It is expected that the liquidation distribution to the Funds’ shareholders will be made in cash on the Liquidation Date (as defined below). Under the Plans, Quaker Funds, Inc., the Funds’ adviser (the “Adviser”), will bear all of the expenses incurred by the Funds in connection with the Liquidation.

[1]
Approval of the Liquidation required the affirmative vote of a majority of outstanding shares of each Fund, as that term is defined in the 1940 Act. Under the 1940 Act, the vote of a “majority of outstanding shares” means the vote of (1) 67% or more of the voting securities entitled to vote on the Liquidation that are present at a meeting called for this purpose, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding voting securities entitled to vote on the Liquidation, whichever is less. The Liquidation of the Funds was approved by the latter of these options.

THE BOARD OF TRUSTEE’S DECISION

The Board has determined that it is advisable and in the best interests of the Funds and their shareholders to liquidate and dissolve the Funds. On March 14, 2008, the Board, including all of the Trustees who are not “interested persons” (as that term is defined in the Investment Company Act of 1940) of the Funds, unanimously approved the Liquidations, and unanimously adopted the resolutions approving the Plans as the method of liquidating and dissolving the Funds. Several factors, including those described below, influenced the Board’s determination that the Funds be closed and liquidated.

Prior to their March 14, 2008 meeting, the Trustees had been advised by the Adviser that the sub-adviser to the Funds, Geewax, Terker & Co. (G.T.C.), located at 414 Old Baltimore Pike, P.O. Box 2700, Chadds Ford, PA 19317, planned to wind down its business and resign as the Funds’ sub-adviser effective April 30, 2008. In light of G.T.C.’s planned resignation and the small asset bases of the Funds, the Adviser had concluded that the continued operation of the Funds was not economically feasible. At the March 14, 2008 Board meeting, the Adviser stated that it had reviewed the following possible alternatives for the Funds: (i) continuation of the Funds with a new sub-adviser and increased marketing; (ii) the merger or sale of the Funds into similar investment companies; (iii) gradual liquidation of the Funds; and (iv) a prompt liquidation of the Funds. The Adviser reported to the Trustees that it had considered the viability of each alternative and had concluded that a prompt liquidation of the Funds was the only viable alternative consistent with the best interests of the shareholders of the Funds. The Adviser was not confident that engaging a new sub-adviser and/or increased marketing efforts would increase the Funds’ sizes sufficiently. The Adviser reported that it found the merger or sale of the Funds into similar investment companies not to be realistic alternatives because of the relatively small amount of assets under management in the Funds and the fact that the Adviser could not assure any potential merging or acquiring fund that the Funds’ assets would remain in the Funds, especially in light of G.T.C’s resignation.

At the March 14, 2008 meeting of the Board of Directors, the Adviser requested that the Board of Trustees consider the liquidation of the Funds pursuant to the Plans. In connection with the proposal, the Adviser has agreed to bear the costs associated with the liquidation of the Funds. Based upon the Adviser’s presentation and recommendation, the Board of Trustees concluded that liquidation of the Funds was in the best interests of the Funds and their shareholders.

SHAREHOLDER OPTIONS

Shareholders are free to redeem their shares without a redemption fee prior to the Effective Date (as defined below) of the Plans.

Additionally, shareholders have several options for the disposition of their shares of the Funds. Picking the right option will depend on the individual shareholder’s particular circumstances. You are advised to consult your investment adviser or tax adviser about which option may best minimize the impact of the Funds liquidating your shares of the Funds.

Below is a list of three possible options. Each of these options will be treated as sales for tax purposes:

Option #1 - You may redeem your shares immediately and without a redemption fee prior to the Effective Date (as defined below). You do not need to wait until the Funds liquidate in order to redeem your shares. Information on how to redeem your shares of a Fund is contained in the Funds’ prospectus. A copy of the Funds’ prospectus is available, without charge, by contacting the Funds c/o U.S. Bancorp Fund Services, LLC., PO Box 701, Milwaukee, WI 53201-0701 or by calling the Trust toll free at 1-800-220-8888. Please see below for important information regarding shares of the Funds held in an Individual Retirement Account (“IRA”) and other qualified retirement plans.

Option #2 - You may exchange your shares for shares in another Quaker Fund. An exchange involves the sale of your existing shares of a Fund and the purchase of shares in another Quaker Fund, and is considered a taxable event. Information on how to exchange your shares of a Fund is contained in the Funds’ prospectus. A copy of the Funds’ prospectus is available, without charge, by contacting the Funds c/o U.S. Bancorp Fund Services, LLC., PO Box 701, Milwaukee, WI 53201-0701 or by calling the Trust toll free at 1-800-220-8888. Please see below for important information regarding shares of the Funds held in an IRA and other qualified retirement plans.

Option #3 - You may choose to do nothing at this time. If you choose to do nothing, then as soon as reasonably practicable after the Effective Date (as defined below), you will be mailed a redemption check, which will include your share of the final income dividend, if any, payable to the name(s) on the account, representing the value of your Fund shares as of the Liquidation Date (as defined below). The redemption check will be mailed to the address listed on the account at the time the check is mailed. Please see below for important information regarding shares of the Funds held in an IRA and other qualified plans.

* * * IMPORTANT INFORMATION FOR SHARES HELD IN AN IRA AND OTHER QUALIFIED RETIREMENT PLANS * * *

If your Fund shares are held in an IRA or other qualified retirement plan, you must reinvest this amount through your current retirement plan or another qualified retirement plan to avoid possible penalties and adverse tax consequences.

In addition, if your Fund shares are held in an IRA account or other qualified retirement plan and the redemption check would be made payable directly to you, the amount you receive may be reduced by any required federal or state income tax withholding.

Fund shares held on the Liquidation Date (as defined below) in an IRA account or other qualified retirement plan will be exchanged for shares of the First American Prime Obligations Fund, which is a money market exchange option available to Quaker Fund shareholders, to avoid penalties that may be imposed on holders of these accounts under the U.S. Internal Revenue Code of 1986 if Fund shares would otherwise be redeemed in cash. Investors may obtain a copy of the prospectus for the First American Prime Obligations Fund by calling 1-800-220-8888 (toll-free).

Please contact your financial adviser or the Trust at 1-800-220-8888 for more information.

SUMMARY OF THE PLANS OF LIQUIDATION AND DISSOLUTION

The Board has approved the Plans, which are summarized below. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plans, a form of which is attached hereto as Exhibit A. Shareholders are urged to read the form of Plan in its entirety.

Effective Date of the Plans and Cessation of the Funds’ Activities as an Investment Company

The effective date of the Plans (the “Effective Date”) shall be April 28, 2008. On the Effective Date, the Funds shall cease their regular business as series of the Trust and shall not engage in any business activities except for the purposes of winding up the Funds’ business and affairs, preserving the value of their assets, and distributing their assets to shareholders in the Funds in accordance with the provisions of the Plans after discharging or making reasonable provision for the Funds’ liabilities; provided, however, that the Funds may continue to carry on certain activities until the final liquidating distributions to their shareholders are made.

Payments of Debts; Expenses of the Liquidation and Dissolution

As soon as reasonable and practicable after the Effective Date, but no later than April 30, 2008, the Funds shall determine and pay, or make reasonable provision to pay, in full all claims and obligations, including, without limitation, all contingent, conditional or unmatured claims and obligations known to the Funds, and all claims and obligations that are known to the Funds but for which the identity of the claimant is unknown. The Adviser will bear all of the expenses incurred by the Funds in carrying out the Plans including, all printing, legal, accounting, custodian, and transfer agency fees, and the expenses of any reports to or meeting of shareholders.

Liquidation Distribution

It is expected that the liquidating distribution to the Funds’ shareholders will be made in cash as soon as practicable after the Effective Date (the “Liquidation Date”). On the Liquidation Date, or as soon as reasonable and practical thereafter, the Trust shall distribute pro rata to the Funds’ shareholders of record as of the close of business on the liquidation date all of the Funds’ then existing assets in complete and full cancellation and redemption of all the outstanding shares of the Funds, except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (a) discharge any unpaid liabilities and obligations of the Funds on the Funds’ books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date, and (b) pay such contingent liabilities as the Board of Trustees shall reasonably deem to exist against the assets of the Funds on the Funds’ books. If the Board is unable to make distributions to all of the Funds’ shareholders because of an inability to locate shareholders to whom distributions are payable, the Board may create, in the name and on behalf of the Funds, a trust with a financial institution and, subject to applicable abandoned property laws, deposit any of the Funds’ remaining assets in such trust for the benefit of the shareholders that cannot be located. The expenses of such trust shall be charged against the assets therein.

Continued Operation of the Fund

The Board will have the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plans (other than the terms of the liquidating distribution) at any time without shareholder approval, if the Board determines that such action would be advisable and in the best interests of the Funds and their shareholders, as may be necessary or appropriate to effect the gathering together of Fund assets, the liquidation of the Funds’ portfolio securities, the distribution of the Funds’ net assets to shareholders, and the dissolution of the Funds in accordance with the Trust’s Amended and Restated Declaration of Trust, the laws of the Commonwealth of Massachusetts, and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Funds’ shareholders, such variation or amendment will be submitted to the Funds’ shareholders for approval. In addition, the Board may abandon a Plan, without shareholder approval, if it determines that abandonment would be advisable and in the best interests of a Fund and its shareholders.

General Income Tax Consequences

The following is a general discussion of certain material U.S. federal income tax considerations to U.S. shareholders resulting from the Liquidations. This discussion is based on current U.S. federal income tax laws, which are subject to change, possibly with retroactive effect. The Funds have not sought a ruling from the Internal Revenue Service (“IRS”) with respect to the Liquidations. The statements below are, therefore, not binding upon the IRS, and there can be no assurance that the IRS will concur with this summary or that the tax consequences to any shareholder upon receipt of a liquidation distribution will be as set forth below.

This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to specific U.S. shareholders in light of their particular circumstances or to U.S. shareholders subject to special treatment under U.S. federal income tax law (such as financial institutions, insurance companies, tax-exempt entities, broker-dealers, pension plans or persons that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local tax considerations or alternative minimum tax considerations. Implementing the Plan may impose unanticipated tax consequences on shareholders and affect shareholders differently, depending on their particular tax situations independent of the Plan.

As used in this discussion, the term “U.S. shareholder” means a beneficial owner of shares of the Funds that is, for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state or political subdivision thereof or therein, (c) an estate the income of which is subject to U.S. federal income tax regardless of the source thereof or (d) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. fiduciaries has the authority to control all of its substantial decisions, or certain trusts electing to be treated as U.S. persons. If a partnership (or other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds shares, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds shares, you should consult your tax adviser.

EACH SHAREHOLDER IS URGED TO CONSULT HIS/HER TAX ADVISER REGARDING THE TAX CONSEQUENCES OF THE LIQUIDATION.

Each Fund will sell its assets and distribute the proceeds and any income to shareholders. Whether each Fund will have a net realized capital gain (or loss) on the Liquidation Date will depend on market conditions and redemption activity during the solicitation and liquidation period.

Each Fund anticipates that it will retain its qualification for treatment as a regulated investment company during the liquidation period and will make all required distributions so that it will not be taxed on the Fund’s net gain, if any, realized from the sale of its assets. Each Fund may, if eligible, treat all or a portion of the amounts to be distributed as having been paid out as part of the liquidating distribution made to the Fund’s shareholders in complete liquidation of the Fund.

If necessary, each Fund shall, by the Liquidation Date, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Fund’s shareholders all of the Fund’s investment company taxable income for the taxable years ending at or prior to the Liquidation Date (computed without regard to any deduction for dividends paid), and all of the Fund’s net capital gains, if any, realized in the taxable years ending at or prior to the Liquidation Date (after reduction for any capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods. Alternatively, each Fund may, if eligible, treat all or a portion of such amounts required to be distributed as an income dividend or capital gain distribution on account of the Fund’s final taxable year as having been paid out as a part of the liquidation distributions made to the Fund’s shareholders in complete liquidation of the Fund. As described in the next paragraph, any such liquidation distributions (in lieu of an income dividend or capital gain distribution) would be treated by Fund shareholders as received in a sale or exchange of their Fund shares. Within sixty days after the close of the Fund’s final taxable year, the Fund will notify shareholders as to the portion, if any, of the amounts distributed in the Liquidation that constitutes a capital gain distribution and that constitutes an income dividend, if any, for federal income tax purposes.

A U.S. shareholder who receives a liquidating distribution will be treated as having received the liquidating distribution in exchange for its shares of the Funds. Liquidating distributions will first be a tax-free recovery and reduction of adjusted basis of a U.S. shareholder’s shares to the extent thereof and then will be treated as a gain. If a U.S. shareholder does not recover all of its adjusted basis, such U.S. shareholder will recognize a loss. If a U.S. shareholder holds shares as capital assets, the gain or loss will be characterized as a capital gain or loss. If the shares have been held for more than one year, any such gain will be treated as long-term capital gain, taxable to individual U.S. shareholders at a maximum federal tax rate of 15%, and any such loss will be treated as long-term capital loss and subject to limitations. Notwithstanding the foregoing, any loss realized by a U.S. shareholder with respect to shares of the Fund held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends with respect to such shares.

Short-term capital gains are taxed to non-corporate shareholders at the graduated income tax rates applicable to ordinary income. All income recognized by a corporate shareholder pursuant to the Liquidations, regardless of its character as capital gains or ordinary income, will be subject to tax at the regular graduated federal corporate income tax rates.

U.S. shareholders should also be aware that liquidating distributions may be subject to a 28% backup withholding tax unless the U.S. shareholder is an entity exempt from withholding (including corporations, tax-exempt corporations and certain qualified nominees), or provides its taxpayer information number (“TIN”) and certifies on a properly completed IRS Form W-9 or other substitute form that no loss of exemption from backup withholding has occurred. Backup withholding tax is not an additional tax and may be credited against a taxpayer’s federal income tax liability.

The receipt of a liquidation distribution by an IRA that holds shares will not be taxable to the IRA owner for federal income tax purposes. If, under the terms of an IRA, the liquidation distribution must be distributed to the IRA owner, however, the distribution would be taxable for federal income tax purposes and, if the owner has not attained age 59, generally also would be subject to an additional 10% early withdrawal tax. Nonetheless, in such a circumstance, a taxable event may be avoided: (i) by exchanging that portion of an IRA account balance before this balance is distributed directly to another series of the Trust; (ii) by transferring that portion of an IRA account balance before this balance is distributed directly to another IRA custodian or trustee; or (iii) by rolling over the distribution within sixty days of the date of the distribution to another IRA. An IRA may be rolled over only once in any one-year period; therefore, a rollover will not be an available alternative if an IRA owner rolled over an earlier distribution from an IRA at any time within the one-year period preceding the date of the distribution. There are many rules governing IRAs and the transfer and rollover of IRA assets. In addition, tax results may vary depending on the status of an IRA owner. Owners of an IRA that will receive liquidation distributions, therefore, should consult with their own tax advisers concerning the consequences of the liquidation distribution in advance of the liquidation distribution.

An individual, corporation, estate or trust that is not a U.S. shareholder (a “non-U.S. shareholder”) generally will not be subject to U.S. federal income tax on any gain realized in connection with the liquidation of the Fund, provided that the gain is not effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business. However, any income dividends paid to non-U.S. shareholders in connection with the Liquidations may be subject to U.S. withholding tax. Special tax certification rules apply to non-U.S. shareholders to avoid backup withholding.

Powers of the Board

The Board and, subject to the direction of the Board, the officers of the Funds, shall have the authority to do or to authorize any or all acts and things as provided for in the Plans and as they may consider necessary or desirable to carry out the purposes of the Plans, including the execution and filing of certificates, tax returns, forms, other papers, and state and federal regulatory filings.

SHAREHOLDERS MAY REDEEM SHARES OR EXCHANGE FUND SHARES FOR SHARES OF OTHER SERIES OF THE TRUST

The Plans will not affect a shareholder’s right to redeem or exchange the Fund shares prior to the Liquidations. Therefore, a shareholder may redeem or exchange (up to the business day before the Plan is approved by shareholders), in accordance with the procedures for the Class A, B, C and Institutional Class shares set forth in the Funds’ prospectus, without waiting for the Funds to take any action respecting their Liquidations. Shareholders exchanging their shares of the Funds for shares of another fund of the Trust (each a “Quaker Fund”) should obtain and read that Quaker Fund’s current prospectus, which contains information about its investment objectives, strategies, charges and expenses, prior to electing that option. An exchange or redemption may also have tax consequences to a shareholder.

A prospectus of any of the Quaker Funds may be obtained by calling the Trust at 1-800-220-8888 (toll-free). In the event that a large number of shareholders redeem or exchange shares prior to each Fund’s liquidation and dissolution, each Fund’s liquidating distributions to remaining shareholders may be adversely affected as fixed costs of the Fund will be spread over a smaller asset base.

RECORD OF BENEFICIAL OWNERSHIP

As of March 31, 2008, all Trustees and Officers of the Funds as a group owned beneficially or of record less than 1% of the outstanding securities of the Funds.

Below is a list of the shareholders that owned beneficially or of record more than 5% of the Fund’s shares outstanding as of March 31, 2008:

Name of Fund and Class	Name and Address of Record and Beneficial Owner	Percentage of Outstanding Class
Quaker Core Equity Fund - Class A	Ameritrade Inc. PO Box 2226 Omaha, NE 68103-2226	79.27%
Quaker Core Equity Fund - Class A	Edwin R. Boynton & Rosemarie Hurner TTEES Trust U/D of John J. Geewax C/O Edwin R. Boynton 2600 One Commerce Square Philadelphia, PA 19103	11.96%

Quaker Core Equity Fund - Class B	Janney Montgomery Scott, LLC 1801 Market St. Philadelphia, PA 19103	60.68%
Quaker Core Equity Fund - Class B	Ellen J. Tamburri C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	21.73%
Quaker Core Equity Fund - Class B	Trust Company of America P.O. Box 6503 Englewood, CO 80155-6503	6.53%
Quaker Core Equity Fund - Class C	Pershing, LLC PO Box 2052 Jersey City, NJ 07303-2052	61.84%
Quaker Core Equity Fund - Class C	Richard J. Keller C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	13.87%
Quaker Core Equity Fund - Class C	Donaldson Lufkin Jenrette Securities Corp. Inc. P O Box 2052 Jersey City, NJ 07303	8.39%
Quaker Core Equity Fund - Class C	First Clearing, LLC Lynn A. Davis & Toni M. Davis C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	7.32%
Quaker Core Equity Fund - Class I	Bruce E. Terker PO Box 2700 Chadds Ford, PA 19317-0807	34.18%

Quaker Core Equity Fund - Class I	John J. Geewax PO Box 2700 Chadds Ford, PA 19317-0807	25.90%
Quaker Core Equity Fund - Class I	Andrew S. Terker C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	7.54%
Quaker Core Equity Fund - Class I	Jennifer G. Terker C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	7.54%
Quaker Core Equity Fund - Class I	Ross L. Terker C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	7.54%
Quaker Core Equity Fund - Class I	Ryan G. Terker C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	7.54%
Quaker Small-Cap Growth Fund - Class A	Quaker Fund, Inc. 401(K) Plan 309 Technology Dr. Malvern, PA 19355-1317	16.75%
Quaker Small-Cap Growth Fund - Class A	First Clearing, LLC Donald Bickel C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	7.51%
Quaker Small-Cap Growth Fund - Class A	Pershing, LLC PO Box 2052 Jersey City, NJ 07303-2052	7.11%
Quaker Small-Cap Growth Fund - Class A	John Cerullo C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	5.93%

Quaker Small-Cap Growth Fund - Class A	Richard R. Turk C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	5.75%
Quaker Small-Cap Growth Fund - Class B	Thomas M. Papp & William M. Papp C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	37.83%
Quaker Small-Cap Growth Fund - Class B	Harry J. McDermott C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	33.75%
Quaker Small-Cap Growth Fund - Class B	Ronald S. Archer C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	17.46%
Quaker Small-Cap Growth Fund - Class B	Morgan Stanley DW Inc. FBO Harry J. McDermott PO Box 2622 Jersey City, NJ 07303-2622	7.59%
Quaker Small-Cap Growth Fund - Class C	Pershing, LLC PO Box 2052 Jersey City, NJ 07303-2052	14.49%
Quaker Small-Cap Growth Fund - Class C	Raymond James & Assoc. Inc. FBO Richard S. Brennan C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	13.91%
Quaker Small-Cap Growth Fund - Class C	NFS LLC FBO Jerry D. Gerdes C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	11.06%

Quaker Small-Cap Growth Fund - Class C	NFS LLC FBO Paul J. Kuchera and Brenda J. Kuchera C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	9.51%
Quaker Small-Cap Growth Fund - Class C	Raymond James & Assoc. Inc. FBO Barbara Richardson C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	7.72%
Quaker Small-Cap Growth Fund - Class C	Dawn L. Hughes C/O US Bancorp Fund Services, LLC P O Box 701 Milwaukee, WI 53201-0701	5.02%
Quaker Small-Cap Growth Fund - Class I	John J. Geewax PO Box 2700 Chadds Ford, PA 19317-0807	95.14%
Quaker Core Value Fund - Class A	John J. Geewax PO Box 2700 Chadds Ford, PA 19317-0807	35.59%
Quaker Core Value Fund - Class A	Bruce E. Terker PO Box 2700 Chadds Ford, PA 19317-0807	33.98%
Quaker Core Value Fund - Class A	Quaker Fund, Inc. 401(K) Plan 309 Technology Dr. Malvern, PA 19355-1317	5.79%

Persons affiliated with G.T.C. (the “G.T.C. affiliates”) own a majority of the voting shares of each Fund, and thus “control” each Fund, as that term is defined in the 1940 Act. As a result of such control, the G.T.C. affiliates have the ability to vote a majority of the shares of the Funds on all shareholder proposals, including the Plans. The G.T.C. affiliates have provided their consent approving the Plans, consistent with the Board’s recommendation.

GENERAL INFORMATION

Investment Adviser

Quaker Funds, Inc. (“Adviser”) serves as investment adviser to the Funds and is located at 309 Technology Drive, Malvern, Pennsylvania, 19355. The Adviser is a Pennsylvania corporation and is registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Mr. King and Ms. Keyes, who are husband and wife, and Mr. Brundage, who is the son of Ms. Keyes and the stepson of Mr. King, currently collectively own 100% of the equity interest in the Adviser.

The Adviser provides investment advisory services to the Funds pursuant to an Investment Advisory Agreement (“Advisory Agreement”). The advisory services include Fund design, establishment of Fund investment objectives and strategies, selection and management of sub-advisers, and performance monitoring. In addition, the Adviser furnishes periodic reports to the Board of Trustees of the Trust regarding the investment strategy and performance of the Funds. The Adviser employs a supporting staff of management personnel needed to provide the requisite services to the Funds and also furnishes the Funds with necessary office space, furnishings, and equipment. The Funds bears thier own direct expenses such as legal, auditing and custodial fees.

Distributor

Quasar Distributors, LLC (“Quasar”), located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the distributor of the Trust’s shares. As the distributor, it has agreed to use reasonable efforts to distribute each Fund’s Class A, Class B and Class C Shares, as applicable. Quasar is a wholly owned subsidiary of US Bancorp and is affiliated with US Bancorp Fund Serves, LLC, the transfer agent for the Funds.

Pursuant to the Distribution Agreement between Quasar and the Trust dated November 17, 2006, Quasar receives the sales load on sales of Class A, Class B and Class C Shares of the Fund and reallows a portion of the sales load to broker-dealers. Quasar also receives the distribution fees payable pursuant to the Fund’s Rule 12b-1 Distribution Plans for Class A, Class B and Class C Shares described below. There is no Rule 12b-1 distribution plan for Institutional Class Shares of the Funds. Pursuant to the Distribution Agreement, Quasar facilitates the registration of the Funds’ shares under state Blue Sky laws and assists in the sale of shares. The shares of the Funds are continuously offered by Quasar. Quasar is not obligated to sell any specific number of share of the Funds but has undertaken to sell such shares on a best efforts basis. The Board of Trustees annually reviews fees paid to Quasar.

Transfer Agent and Administrator

US Bancorp Fund Services, LLC (“USB”), 615 E. Michigan St., 3rd Floor, Milwaukee, WI 53202-5207, serves as the Funds’ transfer, dividend paying, and shareholder servicing agent. USB, subject to the supervision of the Board of Trustees, provides certain services pursuant to an agreement with the Trust (“Transfer Agent Servicing Agreement”). USB maintains the records of each shareholder’s account, answers shareholder inquiries concerning accounts, processes purchases and redemptions of Fund shares, acts as dividend and distribution disbursing agent, and performs other shareholder servicing functions.

Brown Brothers Harriman & Co. (“BBH&Co.”), 40 Water Street, Boston, MA 02109, serves as administrator to the Trust pursuant to a written agreement with the Trust. BBH&Co. supervises all aspects of the operations of the Funds except those performed by the Funds’ Adviser under the Funds’ investment advisory agreements. BBH&Co. is responsible for calculating the Funds’ net asset values; preparing and maintaining the books and accounts specified in Rules 31a-1 and 31a-2 of the 1940 Act; preparing financial statements contained in reports to stockholders of the Funds; preparing the Funds’ federal and state tax returns; preparing reports and filing with the SEC; and maintaining the Funds’ financial accounts and records.

For its services to the Trust, the Trust pays BBH&Co. an annual fee, paid monthly, based on the aggregate average net assets of the Funds, as determined by valuations made as of the close of business at the end of the month. Each Fund is charged its pro rata share of such expenses.

HOUSEHOLDING

Only one copy of this Information Statement may be mailed to households, even if more than one person in a household is a Fund shareholder of record; unless the Trust has received instructions to the contrary. If you need additional copies of this Information Statement, please contact your participating securities dealer or other financial intermediary, or, if you hold Fund shares directly with the Funds’ service agent, call toll-free 1-800-220-8888. If you do not want the mailing of an Information Statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact your participating securities dealer or other financial intermediary, or, if you hold Fund shares directly with the Fund’s service agent, call toll-free 1-800-220-8888.

FINANCIAL INFORMATION

Shareholders can obtain a copy of the Trust’s most recent Annual Report and any Semi-Annual Report following the Annual Report, without charge, by writing the Trust at Quaker Investment Trust, c/o U.S. Bancorp Fund Services, LLC., PO Box 701, Milwaukee, WI 53201-0701 or by calling the Trust toll free at 1-800-220-8888.

EXHIBIT A

FORM OF
PLAN OF LIQUIDATION AND DISSOLUTION
OF
[    ]

This Plan of Liquidation and Dissolution (the “Plan”) is intended to accomplish the complete liquidation and dissolution of [  ] (the “Fund”), a series of Quaker Investment Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (“Trust”), registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (“1940 Act”), in conformity with the laws of the Commonwealth of Massachusetts, the 1940 Act, the Internal Revenue Code of 1986, as amended (“Code”), and the Trust’s Amended and Restated Declaration of Trust, dated as of August 1, 1996, and Restated By-Laws (“Organizational Documents”). All references in this Plan to action taken by the Fund shall be deemed to refer to action taken by the Trust on behalf of the Fund.

WHEREAS, in light of the future prospects for growth for the Fund, management has recommended that the Fund be liquidated and dissolved; and

WHEREAS, the Board of Trustees has considered the impact on the Fund’s shareholders of the termination and liquidation of the Fund; and

WHEREAS, the Board of Trustees has determined that the liquidation and dissolution of the Fund is advisable and in the best interests of the shareholders of the Fund, and has considered and approved this Plan as the method of accomplishing such actions; and

WHEREAS, the Board of Trustees has directed that this Plan be submitted to the Fund’s shareholders for their approval and, upon the approval of this Plan by the affirmative vote of a majority of the Fund’s outstanding shares of record, represented in person or by proxy, at a meeting of the shareholders at which a quorum is present, or by an instrument in writing without a meeting signed by a majority of the Trustees (or an officer of the Trust pursuant to a vote of a majority of the Trustees) and consented to by a majority of the Fund’s outstanding shares of record, the Fund shall voluntarily dissolve and completely liquidate in accordance with the requirements of the laws of the Commonwealth of Massachusetts and the Code.

NOW THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner set forth herein:

1. Effective Date of Plan. The effective date of the Plan (the “Effective Date”) shall be April 28, 2008.

2. Liquidation. Consistent with the provisions of this Plan, the Fund shall be liquidated as promptly as practicable in accordance with its Organizational Documents, and all applicable laws and regulations, including but not limited to Section 331 of the Code (“Liquidation”).

3. Notice of Liquidation. As soon as reasonable and practicable after the adoption of this Plan, the Fund shall provide notice to the Fund’s shareholders and other appropriate parties that this Plan has been approved by the Board of Trustees and the Fund’s shareholders, and that the Fund will be liquidating its assets.

4. Cessation of Business. On the Effective Date, the Fund shall cease its regular business as a series of an investment company and shall not engage in any business activities except for the purposes winding up the Fund’s business and affairs, preserving the value of its assets, and distributing its assets to shareholders in the Fund in accordance with the provisions of this Plan after discharging or making reasonable provision for the Fund’s liabilities; provided, however, that the Fund may continue to carry on its activities as an investment company, as described in its current prospectus and any supplements thereto, with regard to its existing shareholders and assets, until the final liquidating distribution to its shareholders is made.

5. Payment of Debts. As soon as reasonable and practicable after the Effective Date, the Fund shall determine and pay, or make reasonable provision to pay, in full all claims and obligations, including, without limitation, all contingent, conditional or unmatured claims and obligations known to the Fund, and all claims and obligations that are known to the Fund but for which the identity of the claimant is unknown.

6. Liquidation of Assets. As soon as reasonable and practicable after the Effective Date (“Liquidation Date”), all of the Fund’s assets shall be converted into cash or cash equivalents or otherwise liquidated.

7. Liquidating Distribution. On the Liquidation Date, or as soon as reasonable and practical thereafter, the Trust shall distribute pro rata to the Fund’s shareholders of record as of the close of business on the Liquidation Date all of the Fund’s then existing assets in complete and full cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (a) discharge any unpaid liabilities and obligations of the Fund on the Fund’s books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date, and (b) pay such contingent liabilities as the Board of Trustees shall reasonably deem to exist against the assets of the Fund on the Fund’s books. If the Board of Trustees is unable to make distributions to all of the Fund’s shareholders because of an inability to locate shareholders to whom distributions are payable, the Board of Trustees may create, in the name and on behalf of the Fund, a Trust with a financial institution and, subject to applicable abandoned property laws, deposit any of the Fund’s remaining assets in such Trust for the benefit of the shareholders that cannot be located. The expenses of such Trust shall be charged against the assets therein.

8. Satisfaction of Federal Income and Excise Tax Distribution Requirements. If necessary, the Fund shall, by the Liquidation Date, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Fund’s shareholders all of the Fund’s investment company taxable income for the taxable years ending at or prior to the Liquidation Date (computed without regard to any deduction for dividends paid), and all of the Fund’s net capital gain, if any, realized in the taxable years ending at or prior to the Liquidation Date (after reduction for any capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods. Alternatively, the Fund may, if eligible, treat all or any portion of the amounts to be distributed pursuant to this Section 8 as having been paid out as part of the liquidating distributions made to the Fund’s shareholders pursuant to Section 7.

9. Expenses in Connection with this Plan. The Adviser will bear all the expenses associated with the Liquidation, except that Fund shareholders will pay their own expenses, if any, incurred in connection with the Liquidation.

10. Powers of the Board of Trustees. The Board of Trustees and, subject to the direction of the Board of Trustees, the officers of the Fund, shall have the authority to do or to authorize any or all acts and things as provided for in the Plan and as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of certificates, tax returns, forms and other papers. The death, resignation or disability of any Director or any officer of the Trust shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in the Plan.

11. Filings. The Board of Trustees hereby authorizes the appropriate parties to make any necessary or appropriate filings relating to the liquidation and/or dissolution of the Fund with the Commonwealth of Massachusetts, the Internal Revenue Service, the Securities and Exchange Commission, or with any other authority. Without limiting the generality of the foregoing, the officers of the Fund are authorized and directed to file or cause to be filed Form 966 with the Internal Revenue Service within 30 days of approval of this Plan by the shareholders of the Fund.

12. Amendment of Plan. The Board of Trustees shall have the authority to authorize variations from or amendments to the provisions of this Plan as may be necessary or appropriate to effect the Liquidation of the Fund, the distribution of the Fund’s net assets to its shareholders in accordance with the laws of the Commonwealth of Massachusetts, the 1940 Act, the Code, and the Fund’s Organizational Documents, and the winding up of the affairs of the Fund, if the Board of Trustees determines that such action would be advisable and in the best interests of the Fund and its shareholders. The Board of Trustees may abandon this Plan at any time if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders.

Adopted by the Board of Trustees on March 14, 2008